Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 25, 2021, with respect to the consolidated financial statements and financial statement schedules II and III of EPR Properties, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Kansas City, Missouri

June 9, 2021